UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

BIOAMBER INC.

(Exact name of registrant as specified in charter)

Delaware	001-35905	98-0601045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Rene Levesque West, Suite 4110	3850 Lane North, Suite 180
Montreal, Quebec, Canada H3B 4W8	Plymouth, Minnesota 55447

(Address of principal executive offices)

Registrant’s telephone number, including area code (514) 844-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2015, BioAmber Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Canaccord Genuity Inc., as the representative of the several underwriters listed in the Underwriting Agreement (the “Underwriters”) to issue and sell 3,900,000 shares (the “Underwritten Shares”) of common stock, par value $0.01 per share (the “Common Stock”) of the Company in a public offering pursuant to a shelf registration statement on Form S-3 (File No. 333-196470) (the “Registration Statement”) and a related prospectus, including the related prospectus supplement, filed with the Securities and Exchange Commission (the “Offering”). All of the Underwritten Shares are being sold by the Company. The offering price to the public of the Underwritten Shares is $9.00 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $8.46 per share. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 calendar days from May 1, 2015, up to an additional 585,000 shares of Common Stock at the public offering price less the underwriting discounts and commissions. The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and estimated offering expenses payable by the Company, will be approximately $32.8 million, or approximately $37.7 million if the Underwriters exercise in full their option to purchase the additional shares of Common Stock.

The Offering is expected to close on May 6, 2015, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

The Underwriting Agreement is attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the Common Stock in the Offering is attached as Exhibit 5.1 hereto. A copy of the Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Offering and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

In connection with the Offering, certain information relating to Part II, Item 14 of the Registration Statement under the heading “Other Expenses of Issuance and Distribution” is being filed with this Current Report on Form 8-K to be incorporated by reference into the Registration Statement.

Item 8.01	Other Events.

On April 30, 2015, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On May 1, 2015, the Company issued a press release announcing its entry into the Underwriting Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 1, 2015 by and between BioAmber Inc. and Canaccord Genuity Inc., as the representative of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press release of BioAmber Inc. issued April 30, 2015.

99.2	Press release of BioAmber Inc. issued May 1, 2015.

99.3	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-196470).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOAMBER INC.

Date: May 1, 2015	By:	/s/ Jean-François Huc
Jean-François Huc, Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated as of May 1, 2015 by and between BioAmber Inc. and Canaccord Genuity Inc., as the representative of the several underwriters named therein.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1).

99.1	Press release of BioAmber Inc. issued April 30, 2015.

99.2	Press release of BioAmber Inc. issued May 1, 2015.

99.3	Information relating to Item 14 of the Registration Statement on Form S-3 (File No. 333-196470).